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                                                                    EXHIBIT 23.2

[NETHERLAND, SEWELL & ASSOCIATES, INC. LOGO]

            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of our reports effective January 1, 2001, January 1, 2002 and January 1, 2003 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2002 to be filed with the Securities and Exchange Commission on or about March 12, 2003.


                      NETHERLAND, SEWELL & ASSOCIATES, INC.

                           By: /s/ FREDERIC D. SEWELL
                               ----------------------
                               Frederic D. Sewell
                               Chairman and Chief Executive
                               Officer

Dallas, Texas
March 7, 2003